UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Walker & Dunlop, Inc. (the “Company”) held its Annual Meeting of Stockholders. There were 30,288,000 shares of common stock eligible to vote at the 2015 Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of directors for a one-year term expiring at the 2016 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-votes
Alan J. Bowers	23,906,753	189,386	4,673,658
Andrew C. Florance	23,862,377	233,762	4,673,658
Cynthia A. Hallenbeck	18,607,541	5,488,598	4,673,658
Michael D. Malone	18,610,840	5,485,299	4,673,658
John Rice	18,589,240	5,506,899	4,673,658
Dana L. Schmaltz	18,607,323	5,488,816	4,673,658
Howard W. Smith, III	23,911,424	184,715	4,673,658
William M. Walker	23,831,332	264,807	4,673,658

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2015:

Votes For	Votes Against	Abstentions	Broker Non-votes
28,573,067	78,474	118,256	—

3. Approval of the adoption of the Company’s 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), which constitutes an amendment to and restatement of the Company’s 2010 Equity Incentive Plan, as amended (the “2010 Equity Incentive Plan”) and which would increase the number of shares reserved under, modify individual limits of categories of awards under, add additional performance measures applicable to, extend the termination date of, and make certain other related technical amendments to, the 2010 Equity Incentive Plan; and re-approval of certain material terms and conditions relating to performance-based compensation under the 2015 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-votes
13,578,762	9,883,911	633,466	4,673,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: June 5, 2015	By:	/s/ Richard M. Lucas
Name: Richard M. Lucas
Title: Executive Vice President, GeneralCounsel & Secretary